Exhibit 99.1

            Gene Logic Reports Second Quarter 2005 Financial Results;
                            Net Loss Narrows by 41%;
        Genomics Achieves Profitability for Second Consecutive Quarter;
      Drug Repositioning Adds 10 New Candidates to Pipeline, Advances 2 to
                            Animal Model Validation


    GAITHERSBURG, Md.--(BUSINESS WIRE)--July 20, 2005--Gene Logic Inc. (NASDAQ:GLGC) today reported financial results for the second quarter ended June 30, 2005.
    Led by the second consecutive profitable quarter for its genomics and toxicogenomics business, Gene Logic today announced several strong second quarter achievements, including a 41% reduction in its year-over-year net loss, no decline in its cash balance and continued success in achieving business development and scientific goals in its new drug repositioning business.


Q2 Highlights

Genomics and Toxicogenomics Services

    -- The Company achieved its second consecutive profitable quarter for its Genomics business.

    -- The Company signed seven (7) new customers, including Imclone, CISRO and Neurocrine, bringing to sixteen (16) the total number of new customers signed in the first half of 2005.

    -- Shortly after the quarter end, the Company launched the SCIANTIS(TM) System, a new online gene expression reference database for use by academic, government and other non-profit research organizations. In connection with the launch of SCIANTIS, the Company signed a global distribution agreement with GE Healthcare whereby GE will distribute the System in 32 countries and will be exclusive distributor in Japan.

Drug Repositioning and Selection Services

    -- The Company commenced work on an additional ten (10) drug candidates, all of which are candidates from discontinued clinical programs that were stalled for reasons other than toxicity. The current total number of drug candidates in Gene Logic's repositioning pipeline stands at seventeen (17) as of June 30, 2005.

    -- Two drug candidates currently under evaluation have now advanced to the next stage of development. In each case, the partner agreed that the repositioning platform had presented evidence compelling enough to warrant the performance of efficacy animal model validation.

    -- The Company generated promising data suggesting new possible indications for an additional two (2) candidates under evaluation, bringing to four (4) the current number of promising leads from the seventeen (17) drug candidates under evaluation.

Nonclinical Contract Research Services

    -- The Company completed the expansion and upgrade of its nonclinical services facilities, increasing its general toxicology testing capacity by more than 50% to meet growing industry demand for nonclinical testing.

Revenue

Second Quarter Ended June 30, 2005

                                  Q2 2005      Q2 2004     % Change
                                ------------ ------------ ------------
Genomics and toxicogenomics
 services                       $    14,166  $    12,663      12%
Nonclinical contract research
 services                             5,820        5,959      -2%
Drug repositioning and
 selection services                     147            -       NA
                                ------------ ------------ ------------
Total revenue                   $    20,133  $    18,622       8%
                                ------------ ------------ ------------

    Total revenue for the second quarter of 2005 was $20.1 million compared to $18.6 million for the second quarter of 2004, an increase of 8%. Revenue for the Company's genomics and toxicogenomics business increased $1.5 million, or 12%. Revenue for the second quarter of 2005 includes $2.9 million for the first deliverables of a $5.5 million sale to an existing customer, for a perpetual license for data. The balance of the $5.5 million will be recognized as data is delivered through December 2006. The Company is currently broadening its portfolio of genomics services and related distribution channels as the Company continues its strategy of increasing its sales beyond large, multiyear subscriptions. Revenue for the Company's nonclinical contract research services business declined slightly in 2005.


Six Months Ended June 30, 2005

                                 6 Months     6 Months
                                   2005         2004       % Change
                                ------------ ------------ ------------
Genomics and toxicogenomics
 services                       $    27,405  $    26,473       4%
Nonclinical contract research
 services                            12,254       12,370      -1%
Drug repositioning and
 selection services                     214            -       NA
                                ------------ ------------ ------------
Total revenue                   $    39,873  $    38,843       3%
                                ------------ ------------ ------------

    Year-to-date total revenue was $39.9 million compared to $38.8 million for the prior year and reflects a 4% increase in genomics and toxicogenomics revenue and essentially flat revenue for the Company's nonclinical contract research services.

    Operating Income (Loss)


Second Quarter Ended June 30, 2005

                                  Q2 2005      Q2 2004     % Change
                                ------------ ------------ ------------
Genomics and toxicogenomics
 services                       $     1,669  $    (1,895)     188%
Nonclinical contract research
 services                            (2,838)      (2,316)     -23%
Drug repositioning and
 selection services                  (2,460)           -       NA
                                ------------ ------------ ------------
Total operating income (loss)   $    (3,629) $    (4,211)     14%
                                ------------ ------------ ------------

    Total operating loss for the second quarter of 2005 was $3.6 million, which included $2.5 million in losses from our investment in our new drug repositioning and selection services business. This compares to $4.2 million for the second quarter of 2004. This improvement of 14% reflects the positive impact of increased sales volume of $1.5 million and reduced database production expenses, offset by higher facility, labor and support costs associated with expansion of the Company's nonclinical contract research services capacity, as well as the investment in the Company's new drug repositioning and selection business.



Six Months Ended June 30, 2005

                                 6 Months     6 Months
                                   2005         2004       % Change
                                ------------ ------------ ------------
Genomics and toxicogenomics
 services                       $     2,504  $    (4,560)     155%
Nonclinical contract research
 services                            (5,840)      (4,859)     -20%
Drug repositioning and
 selection services                  (4,919)           -       NA
                                ------------ ------------ ------------
Total operating income (loss)   $    (8,255) $    (9,419)     12%
                                ------------ ------------ ------------

    Year-to-date total operating loss was $8.3 million, which included $4.9 million related to our investment in our new drug repositioning and selection services business. This compares to $9.4 million for the first six months of 2004. This improvement of 12% reflects the positive impact of reduced database production expenses and achievement of other operational efficiencies, offset by increases in cost of sales and research and development expenses, which now include the development and commercialization of the Company's new drug repositioning and selection business.



    Note: Management uses operating income to evaluate segment performance. To arrive at operating income, the Company has included all direct costs for providing its services and an allocation for corporate overhead applied on a consistent and reasonable basis. The Company has excluded the cost of income taxes and interest income or expense and could also exclude certain unusual or corporate related costs in the future. In addition, while the Company's consolidated results of operation include adjustments to reflect the elimination of inter-company transactions, individual segments may include these types of transactions. The Company does not believe these transactions are material and believes that their inclusion would not impact either management's or shareholders' understanding of our various segments. For the purpose of clarity, revenue is reported net of inter-company transactions.

    Operating Expenses

    Operating expenses, excluding the cost of nonclinical contract research services, for the second quarter of 2005 were $17.1 million compared to $16.7 million for the second quarter of 2004. These results reflect the impact of lower costs associated with developing additional database content, including costs for microarrays, tissues, amortization and agreements with third parties, offset by $2.6 million in increased expenses associated with the ongoing development and commercialization of the Company's new drug repositioning and selection services business.
    Year-to-date operating expenses, excluding the cost of nonclinical contract research services, were $34.3 million, a decrease of $1.3 million or 4% when compared to $35.7 million for the prior comparative period.

    Gross Margin

    The gross margin in the Company's nonclinical contract research services business for the second quarter of 2005 was negative $0.8 million or negative 14%. Gross margins reflect the impact of higher facility, labor and support charges largely associated with and in advance of our recently announced 50% increase in nonclinical contract research capacity. We expect margins to increase as we begin to utilize this additional capacity.

    Income Tax Expense

    Income tax expense for the second quarter of 2005 was zero compared to $0.5 million for the second quarter of 2004, reflecting the impact of the implementation of a new income tax treaty between the United States and Japan, effectively eliminating withholding taxes on payments made between the countries after July 1, 2004.

    Net Loss

    The net loss for the second quarter of 2005 was $2.6 million, or $0.08 per share, compared to $4.4 million, or $0.14 per share, for the second quarter of 2004, and reflects an improvement of 41%.
    Year-to-date net loss was $6.7 million, or $0.21 per share, compared to $9.9 million, or $0.32 per share, for the prior year, and reflects an improvement of 32%.

    Backlog

    As of June 30, 2005, Gene Logic had a backlog for nonclinical contract research services of approximately $15 million, which comprises commitments under signed task orders (or other written firm commitments), excluding any amounts thereunder recognized as revenue.

    Cash

    As of June 30, 2005, Gene Logic had approximately $98.0 million in combined cash, cash equivalents and marketable securities available-for-sale, which compares to $97.8 million as of March 31, 2005 and $102.9 million as of December 31, 2004.

    Gene Logic Guidance

    The Company is reaffirming its previous guidance issued on March
17, 2005.

    Conference Call and Webcast

    Gene Logic will host a conference call and webcast to discuss these results on Wednesday, July 20 at 9:00 a.m. Eastern Time.


Conference Call Details:

Dial-In:        800/322-2803 Domestic
                617/614-4925 International

Replay Dial-In: 888/286-8010 Domestic
                617/801-6888 International
                Passcode: 21115816

Webcast: Please go to www.genelogic.com, Investors, within 15 minutes prior to the call and select the webcast link.

    The conference call replay will be available through August 3, 2005. The webcast will be archived on Gene Logic's website.

    Gene Logic Overview

    Gene Logic is leading the transformation of pharmaceutical research and development with its extensive gene expression databases, pioneering efforts in toxicogenomics, sophisticated bioinformatics expertise, specialty nonclinical testing capabilities and cutting edge technology program for drug repositioning. Gene Logic technologies and services are used by many of the world's top pharmaceutical and biotechnology companies. Over 150 organizations and government agencies have benefited from Gene Logic's diverse portfolio of drug development services, enabling them to make more informed, more reliable and more predictive decisions at each point in the highly complex and costly drug development process. Founded in 1994, Gene Logic is headquartered in Gaithersburg, Md., with additional research and development facilities in Cambridge, Mass. and Berkeley, Calif. The Company maintains customer support operations in Europe and Asia and currently has about 450 employees worldwide. For more information, visit www.genelogic.com or call toll-free - 1/800/GENELOGIC.

    Safe Harbor Statement

    This news release contains forward-looking statements that involve significant risks and uncertainties, including those discussed below and others that can be found in our Annual Report on Form 10-K for the year ended December 31, 2004 (filed on March 16, 2005) and in subsequent filings made with the Securities and Exchange Commission. Gene Logic is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.
    No forward-looking statement can be guaranteed and actual results may differ materially from those we project. The Company's results may be affected by: the extent of utilization of genomics, toxicogenomics, bioinformatics, nonclinical contract research and drug repositioning and selection by the pharmaceutical and biotechnology industry in research and product development; our ability to retain existing and obtain additional domestic and international customers in a timely manner; capital markets and other economic conditions adversely affecting the purchasing patterns of pharmaceutical and biotechnology companies; levels of industry research and development spending; risks relating to the development of genomics and toxicogenomics-based services and their use by existing and potential customers; our reliance on sole source suppliers; our ability to limit our losses and become profitable; our ability to timely supply customers with additional data as required under some of our genomics and toxicogenomics services contracts; risks relating to the fact that our contracts with our Japanese customers are payable in foreign currency beginning in 2005 and may be subject to fluctuations due to changes in currency exchange rates; our ability to continue to successfully manage growth of our nonclinical contract research operations, including increasing facility capacity and achieving optimal use of facilities and facility capacity and adequate quality of studies; our ability to comply with, and to provide studies that are compliant with, regulatory requirements, including those of the FDA, DEA, and AAALAC; our ability to attract and retain key employees; our continued access to necessary human and animal tissue samples; the availability of large animals for clinical testing; our ability to enforce our intellectual property rights and the impact of intellectual property rights of others; outsourcing trends in the pharmaceutical and biotechnology industries; competition within the drug development services outsourcing industry; our ability to limit losses from certain fixed price contracts for nonclinical contract research services; technological advances or alternative technologies, methodologies and services that may make our genomics and toxicogenomics services, nonclinical contract research services and/or drug repositioning and selection services less competitive; risks associated with valuation of assets representing acquired businesses; our ability to successfully develop and commercialize the Horizon technologies acquired from Millennium Pharmaceuticals, Inc., and our related drug repositioning and selection services, and our ability to successfully develop new indications for compounds, and to realize value from such results of our services. Note: Gene Logic, BioExpress and the Gene Logic logo are registered trademarks used by Gene Logic Inc.

    Financial tables follow.



                           Gene Logic Inc.
                       Statement of Operations
               (in thousands, except per share amounts)
                             (unaudited)


                            Three Months Ended     Six Months Ended
                                 June 30,              June 30,
                           --------------------- ---------------------
                             2005       2004       2005       2004
                           ---------- ---------- ---------- ----------

Revenue:
   Genomics and
    toxicogenomics
    services               $  14,166  $  12,663  $  27,405  $  26,473
   Nonclinical contract
    research services          5,820      5,959     12,254     12,370
   Drug repositioning and
    selection services           147          -        214          -
                           ---------- ---------- ---------- ----------
      Total revenue           20,133     18,622     39,873     38,843

Expenses:
   Cost of nonclinical
    contract research
    services                   6,618      6,115     13,808     12,605
   Database production         8,021     10,498     16,203     22,609
   Research and
    development                1,380        357      2,841        719
   Selling, general and
    administrative             7,743      5,863     15,276     12,329
                           ---------- ---------- ---------- ----------
      Total expenses          23,762     22,833     48,128     48,262
                           ---------- ---------- ---------- ----------
      Loss from operations    (3,629)    (4,211)    (8,255)    (9,419)
Interest (income), net          (617)      (308)    (1,117)      (618)
Other (income) expense          (402)         -       (427)         -
                           ---------- ---------- ---------- ----------
      Net loss before
       income tax expense     (2,610)    (3,903)    (6,711)    (8,801)
Income tax expense                 -        489          -      1,101
                           ---------- ---------- ---------- ----------
      Net loss             $  (2,610) $  (4,392) $  (6,711) $  (9,902)
                           ========== ========== ========== ==========
Basic and diluted net loss
 per share                 $   (0.08) $   (0.14) $   (0.21) $   (0.32)
                           ========== ========== ========== ==========
Shares used in computing
 basic and diluted net
 loss per share               31,742     31,449     31,725     31,358
                           ========== ========== ========== ==========


Note: Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation.


                           Gene Logic Inc.
                Consolidated Condensed Balance Sheets
                            (in thousands)


                                               June 30,   December 31,
                                                2005         2004
                                             ------------ ------------
                                             (unaudited)
                   ASSETS
Current assets:
   Cash and cash equivalents                 $    68,981  $    53,237
   Marketable securities available-for-sale       29,002       49,678
   Accounts receivable, net                        7,828        4,953
   Unbilled services                               6,214        6,406
   Inventory, net                                  2,975        1,683
   Prepaid expenses                                2,439        2,210
   Other current assets                            1,576        2,185
                                             ------------ ------------
      Total current assets                       119,015      120,352
Property and equipment, net                       29,722       23,034
Long-term investments                              4,239        4,239
Goodwill                                          45,707       45,707
Intangibles and other assets, net                 11,387       13,749
                                             ------------ ------------
      Total assets                           $   210,070  $   207,081
                                             ============ ============
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                          $     3,500  $     5,256
   Accrued compensation and employee
    benefits                                       6,152        3,990
   Other accrued expenses                          5,095        4,629
   Current portion of capital lease
    obligations                                      142          136
   Current portion of long-term debt                 495          494
   Acquired technologies payable                   3,419            -
   Deferred revenue                               16,623        9,788
                                             ------------ ------------
      Total current liabilities                   35,426       24,293
Deferred revenue                                   4,350        3,595
Capital lease obligations, net of current
 portion                                             132          204
Long-term debt, net of current portion               151          174
Acquired technologies payable                          -        3,347
Other noncurrent liabilities                       3,633        2,640
                                             ------------ ------------
      Total liabilities                           43,692       34,253
                                             ------------ ------------
Stockholders' equity:
   Common stock                                      318          317
   Additional paid-in capital                    385,499      385,313
   Accumulated other comprehensive loss              (62)        (136)
   Accumulated deficit                          (219,377)    (212,666)
                                             ------------ ------------
      Total stockholders' equity                 166,378      172,828
                                             ------------ ------------
      Total liabilities and stockholders'
       equity                                $   210,070  $   207,081
                                             ============ ============


    CONTACT: Gene Logic Inc., Gaithersburg
             Investors/Media:
             Robert G. Burrows, 301-987-1824
             Email: rburrows@genelogic.com
                 or
             Investors:
             Philip L. Rohrer, Jr., 301-987-1700
             Email: prohrer@genelogic.com
                 or
             Media:
             Christopher Culotta, 301-987-1752
             Email: cculotta@genelogic.com